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                                                                    EXHIBIT i(3)

                               CONSENT OF COUNSEL

                              AIM TAX-EXEMPT FUNDS


We hereby consent to the use of our name and to the reference to our firm under the caption "Miscellaneous Information - Legal Matters" in the Statement of Additional Information for AIM Tax-Exempt Cash Fund, AIM Tax-Free Intermediate Fund, AIM Tax- Exempt Bond Fund of Connecticut and AIM High Income Municipal Fund, which is included in Post-Effective Amendment No. 10 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-66242) and Amendment No. 11 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-7890) on Form N-1A of AIM Tax-Exempt Funds.




                                    /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                    ------------------------------------------
                                    Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
May 18, 2000